UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2005

NITCHES, INC.
 (Exact name of registrant as specified in its charter)

California	0-13851	95-2848021

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
 (Address of principal executive offices)

Registrant’s telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

(a)  On August 23, 2005, the Audit Committee of the Board of Directors of Nitches, Inc. (the “Company”) dismissed Moss Adams LLP (“Moss Adams”) as the Company's independent registered public accounting firm.

The audit reports of Moss Adams on the financial statements of the Company for the fiscal years ended August 31, 2004 and August 31, 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the financial statements of the Company for the fiscal years ended August 31, 2004 and August 31, 2003 and through August 23, 2005, the Company had no disagreement with Moss Adams on any matter  of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moss Adams, would have caused them to make reference to such disagreement in their reports for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K .

Moss Adams was provided a copy of the above disclosures and was requested to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  This letter from Moss Adams is attached hereto as Exhibit 16.1.

(b)  On August 23, 3005, the Company engaged the accounting firm of Berenson LLP (“Berenson”) as its independent public accountants to audit the Company's financial statements for the fiscal year ending August 31, 2005.  The decision to engage Berenson was made by the Audit Committee of the Board of Directors of the Company.  During the fiscal years ended August 31, 2004 and August 31, 2003 and through the date hereof, the Company did not consult with Berenson regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

(c) On August 25, 2005, the Company issued a press release announcing the change in auditors.  A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1.

Item 9.01  Exhibits

16.1 Letter re: Change in Certifying Accountant
99.1 Press Release of the Registrant dated August 25, 2005

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.
Registrant

August 25, 2005	By:	/s/ Steven P. Wyandt

Steven P. Wyandt
As Principal Financial Officer and on behalf of the Registrant

Exhibit Index

Exhibit No.	Description

16.1	Letter re: Change in Certifying Accountant
99.1	Press Release of the Registrant dated August 25, 2005

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